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                                                                    EXHIBIT 3.97

                                                                         [STAMP]

                            CERTIFICATE OF OWNERSHIP
                                     MERGING
                            OIB CONSUMERS GLASS INC.
                                      INTO
                            OWENS-ILLINOIS GROUP, INC.

             (Pursuant to Section 253 of the General Corporation Law
                                  of Delaware)

          OWENS-ILLINOIS GROUP, INC., a corporation incorporated on the 10th day of March, 1987, pursuant to the provisions of the General Corporation Law of the State of Delaware:

          DOES HEREBY CERTIFY that this Corporation owns at least 90% of the capital stock of OIB Consumers Glass Inc., a corporation incorporated on the 2nd day of November, 1987, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this Corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting as of the 29th day of June, 1990, determined to and did merge into itself said OIB Consumers Glass Inc., which resolution is in the following words to wit:

               WHEREAS this Corporation lawfully owns at least 90% of the outstanding stock of OIB Consumers Glass Inc., a corporation organized and existing under the laws of Delaware, and

               WHEREAS this Corporation desires to merge into itself the said OIB Consumers Glass Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said Corporation,

               NOW, THEREFORE, BE IT RESOLVED, that this Corporation merges into itself said OIB Consumers Glass

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     Inc. and assumes all of its liabilities and obligations, and

               FURTHER RESOLVED, that the president or a vice-president, and the secretary or assistant secretary of this Corporation be and they hereby are directed to make and execute, under the corporate seal of this Corporation, a certificate of ownership setting forth a copy of the resolution to merge said OIB Consumers Glass Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

               FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

          IN WITNESS WHEREOF, said Owens-Illinois Group, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Thomas L. Young, its Vice President and attested by Arthur H. Smith, its Assistant Secretary, this 29th day of June, 1990.

                                                     By: /s/ Thomas L. Young
                                                         -----------------------
                                                         Thomas L. Young
                                                         Vice President

                                                     ATTEST: /s/ Arthur H. Smith
                                                             -------------------
                                                             Arthur H. Smith
                                                             Assistant Secretary

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